Exhibit 99.1

GB&T Bancshares Reports 21.9 Percent Increase in Fiscal Year 2005 Net Income
Declares First Quarter Cash Dividend of $0.085

GAINESVILLE, Ga., Jan. 18, 2006 (PRIMEZONE) — GB&T Bancshares, Inc. (Nasdaq:GBTB), a multi-bank holding company with six community banks in markets surrounding Atlanta, Georgia, reported fiscal year 2005 net income of $12.0 million compared with $9.8 million for 2004, an increase of 21.9 percent. Over the last twelve months, loans and deposits increased 28.7 percent and 28.8 percent, respectively, generating recurring revenue growth of 33.1 percent for 2005 compared with the prior year.

Diluted earnings per share for 2005 were $0.93 compared with $1.04 for the prior-year period. Earnings per share were impacted by the $2.9 million increase in loan loss provision taken in the second quarter of 2005 to reserve for the charge-off of a deteriorated loan inherited with our acquisition of HomeTown Bank of Villa Rica (“HTB”). The additional provision lowered net income by $1.8 million after-tax, or $0.15 per diluted share. Per share results were also impacted by a 36.6 percent increase in average shares to 12,938,000 arising from shares issued in connection with three bank acquisitions over the past 18 months and a public offering of 1,651,680 shares of the Company’s common stock completed in the fourth quarter of 2004.

For the fourth quarter of 2005, the Company reported net income of $3.7 million, an increase of 24.0 percent above the $3.0 million reported for the prior-year period. Diluted earnings per share for the fourth quarter of 2005 were $0.28 versus $0.27 for the prior-year period, an increase of 3.7 percent. The per share comparison reflects a 19.1 percent increase in average diluted shares to 13,103,000; the increase arose from shares issued in connection with the acquisition of First National Bank of Gwinnett (“FNBG”) and the public offering.

At a meeting held on January 16, 2006, the board of directors of GB&T Bancshares declared a first quarter cash dividend of $0.085 per share on the Company’s common stock. The dividend is payable on February 10, 2006, to stockholders of record at the close of business on January 31, 2006.

The returns on average assets (“ROA”) and average equity (“ROE”) for fiscal 2005 were 0.80 percent and 6.06 percent, respectively, compared with 0.91 percent and 8.32 percent for fiscal 2004. Adjusted to exclude intangibles, the returns on average tangible assets (“ROTA”) and average tangible equity (“ROTE”) were 0.84 percent and 9.44 percent, respectively, for 2005 compared with 0.95 percent and 12.90 percent for 2004.

Richard A. Hunt, President and CEO, commented, “We are pleased to report another record year of growth, highlighted by strong organic loan and deposit growth, the completed acquisition of the $142 million-asset FNBG Bancshares, Inc. and the sale of Community Loan Company, our consumer finance company in Northern Georgia. We have also recently announced an agreement to acquire the $130 million-asset Mountain Bancshares Inc. and its bank subsidiary, Mountain State Bank. Management believes that the FNBG and Mountain State Bank acquisitions expand our reach into other attractive markets and will prove to increase the value of our franchise. Gwinnett County, home to FNBG, has the high population growth that is a hallmark of the GB&T franchise, as do Dawson and Forsyth Counties, the primary market areas of Mountain State Bank. Both of these acquisitions are expected to be accretive to earnings within twelve months after closing, and FNBG is tracking to that target.

“We are particularly gratified with our loan growth in our highly competitive marketplace,” continued Mr. Hunt. “Our revenue growth has been exceptional throughout 2005, far outdistancing growth in expenses. This performance reflects both the strength of our markets and the advantages of a local community banking presence in these markets. Most importantly, our improved operating efficiencies reflect the success of our integration efforts as we grow our portfolio of community banks.”

Total revenue, defined as net interest income plus non-interest income, was $68.6 million for the fiscal year 2005, an increase of 31.7 percent over the $52.1 million reported in fiscal 2004. Net interest income increased 41.3 percent from the year-ago period, to $57.0 million, reflecting 38.0 percent growth in average earning assets and a ten basis point improvement in the net interest margin to 4.24 percent. “Our margin has modestly strengthened this year despite the challenge of funding our strong loan growth,” added Mr. Hunt. “Our net interest margin has remained within an eleven basis point band as a result of the deposit-gathering initiatives of our community branch network and the success of our ALCO strategies.”

Excluding securities gains of $553 thousand and $609 thousand in 2005 and 2004, respectively, non-interest income remained essentially unchanged for the two years, at $11.1 million. Despite increased service charges on deposit accounts, up 4.8 percent in 2005, and mortgage origination fees, up 13.8 percent, overall growth remained flat due to a one-time $371 thousand gain on the sale of land in the fourth quarter of 2004.

For the 2005 fourth quarter, total revenue was $18.0 million compared with $15.0 million for the prior-year fourth quarter, an increase of 20.1 percent. Net interest income increased 32.0 percent to $15.5 million, reflecting 29.4 percent growth in average earning assets and a seven basis point increase in the net interest margin, to 4.26 percent. Non-interest income was $2.5 million for the fourth quarter of 2005 compared with $3.2 million for the prior-year period, again due in part to the one-time gain on the sale of land in 2004.

Non-interest expense remains well-controlled; for fiscal year 2005, non-interest expense was $44.8 million, an increase of 23.9 percent over the $36.2 million reported for the prior-year fiscal period. Salaries and employee benefits expense, the largest component of non-interest expense, increased 25.6 percent. The increase in non-interest expense was also affected by a $306 thousand loss on the sale of Community Loan Company. The efficiency ratio improved to 64.34 percent for fiscal 2005 from 69.46 percent for the prior year.

For the fourth quarter of 2005, non-interest expense was $11.4 million, an increase of 15.2 percent over the $9.9 million reported in the fourth quarter of 2004. Salaries and employee benefits, the largest component of the increase, grew 15.1 percent. The efficiency ratio improved to 60.76 percent from 66.78 percent for the prior-year period.

“The charge we took this last year to resolve a deteriorating legacy loan at HTB was our one disappointment in a year of asset quality improvement,” commented Mr. Hunt. An additional $2.9 million provision was made to the Company’s loan loss reserves in the second quarter of 2005 as a result of this relationship. Net charge-offs for 2005 were $5.3 million, or 0.47 percent of average loans, of which $3.4 million was attributable to the one loan relationship at HTB. This compares with net charge-offs of $1.1 million, or 0.14 percent of average loans for fiscal 2004. Nonperforming assets plus delinquencies at December 31, 2005, were $10.0 million or 0.63 percent of assets, compared with $11.0 million, or 0.86 percent of assets, twelve months ago. Loan loss reserves at December 31, 2005, were 1.04 percent of total loans.

Total assets were $1.6 billion at December 31, 2005, an increase of $315.3 million, or 24.7 percent over twelve months ago. The FNBG Bancshares, Inc. acquisition, completed in March, 2005, accounted for $141.9 million, or 45.0 percent, of the increase.

Excluding this acquisition, organic growth during this period was $173.4 million or 13.6 percent. Loans increased $274.1 million, or 28.7 percent, to $1.2 billion at December 31, 2005, compared with $955.9 million at December 31, 2004. Growth in construction loans, driven by the strong demographics of GB&T’s franchise, accounted for $186.5 million of the $274.1 million increase. Exclusive of the FNBG Bancshares, Inc. acquisition, which accounted for $101.5 million of this increase, loans grew $172.6 million, or 18.1 percent. Total deposits were $1.2 billion, an increase of $267.0 million or 28.8 percent from year-ago levels. Excluding the acquisition, total deposits increased $157.3 million, or 16.9 percent. Core deposits comprise 47.9 percent of total deposits compared with 53.0 percent a year earlier.

Stockholders’ equity at December 31, 2005, was $205.5 million, a twelve-month increase of $30.7 million, or 17.6 percent, reflecting the impact of the FNBG Bancshares, Inc. acquisition. Stockholders’ equity was 12.9 percent of period-end assets. The Company had 12,784,397 shares of common stock outstanding at December 31, 2005.

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating six community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South and First National Bank of Gwinnett. As of December 31, 2005, GB&T Bancshares had assets of $1.6 billion, with 26 full-service banking offices located in eleven Georgia counties. GB&T Bancshares’ common stock is listed on the Nasdaq National market under the symbol “GBTB.” Visit the Company’s website www.gbtbancshares.com for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding projected growth , our proposed acquisitions, our efficiency, loan loss reserves, loan portfolio, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) we may be unable to obtain required shareholder or regulatory approval for our proposed acquisitions; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (7) costs or difficulties related to the integration of our businesses may be greater than expected; (8) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (9) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (10) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

GB&T Bancshares Inc.

CONSOLIDATED FINANCIAL

HIGHLIGHTS

(Unaudited)

(Dollars in thousands
except per share	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
amounts)	2005	2005	2005	2005

EARNINGS
Net interest income	$15,468	14,645	14,120	12,746
Provision for loan loss	$977	635	3,822	482
Other income	$2,492	3,476	2,906	2,757
Other expense	$11,406	11,551	11,273	10,595
Net income	$3,689	3,903	1,388	3,011
Non-recurring (income) / expense (after-tax)	$190	0	0	0
Operating income	$3,879	3,903	1,388	3,011

PER SHARE DATA
Basic earnings per share	$0.29	0.31	0.11	0.25
Diluted earnings per share	$0.28	0.30	0.11	0.25
Operating diluted earnings per share	$0.30	0.30	0.11	0.25
Book value per share	$16.07	15.99	15.81	15.77
Tangible book value per share	$10.32	10.16	9.97	9.90
Cash dividend per share	$0.085	0.085	0.085	0.076

PERFORMANCE RATIOS
Return on average assets	0.92%	1.00%	0.37%	0.91%
Return on average tangible assets	0.96%	1.05%	0.39%	0.95%
Return on average equity	7.16%	7.64%	2.76%	6.65%
Return on average tangible equity	11.20%	12.07%	4.37%	9.98%
Net interest margin	4.26%	4.18%	4.23%	4.29%
Other expense/Average assets	2.84%	2.96%	3.02%	3.19%
Efficiency Ratio	60.76%	64.69%	65.11%	67.25%
Other income/Total operating revenue	13.88%	16.64%	17.07%	17.78%

MARKET DATA
Market value per share — Period end	$21.41	21.23	23.76	21.66
Market as a % of book	1.33	1.33	1.50	1.37
Cash dividend yield	1.59%	1.60%	1.43%	1.40%
Common stock dividend payout ratio	30.36%	28.33%	77.27%	30.40%
Period-end common shares outstanding (000)	12,784	12,729	12,716	12,641
Common stock market capitalization ($ Millions)	$273.71	270.24	302.13	273.81

CAPITAL & LIQUIDITY
Equity to assets	12.93%	12.62%	13.13%	13.56%
Period-end tangible equity to tangible assets	8.71%	8.40%	8.70%	8.97%
Total risk-based capital ratio	13.89%	13.72%	14.39%	14.70%
Average loans to deposits	100.72%	100.53%	100.57%	101.38%

ASSET QUALITY
Net charge-offs	$307	2,949	1,707	346
(Ann.) Net loan charge-offs/Average loans	0.100%	0.996%	0.607%	0.140%
Non-performing loans	$6,562	5,957	6,811	10,213
OREOs	$3,431	2,887	2,965	1,451
90-day past dues	$17	297	126	364
NPAs + 90 day past due/ Total assets	0.63%	0.57%	0.65%	0.82%
Allowance for loan losses/ Total loans	1.04%	1.02%	1.26%	1.13%
Allowance for loan losses/ NPA’s + 90 days past due	127.60%	134.20%	147.25%	103.64%

END OF PERIOD BALANCES
Total loans, net of unearned fees	$1,229,981	1,208,031	1,152,737	1,099,344
Total assets	$1,589,413	1,613,806	1,532,935	1,470,574
Deposits	$1,195,597	1,233,729	1,159,109	1,096,190
Stockholders’ equity	$205,459	203,597	201,269	199,367
Full-time equivalent employees	452	469	463	457

AVERAGE BALANCES
Loans	$1,218,896	1,175,083	1,128,442	1,004,588
Interest-earning assets	$1,439,033	1,390,897	1,338,276	1,204,489
Total assets	$1,593,014	1,546,761	1,498,217	1,347,362
Deposits	$1,210,205	1,168,863	1,122,061	990,944
Interest-bearing liabilities	$1,195,088	1,176,016	1,131,022	1,015,305
Stockholders’ equity	$204,481	202,586	201,727	183,586

	4th Qtr	YTD	YTD
	2004	2005	2004

EARNINGS
Net interest income	$11,716	56,979	40,322
Provision for loan loss	$465	5,916	1,406
Other income	$3,238	11,631	11,778
Other expense	$9,901	44,825	36,180
Net income	$2,975	11,991	9,838
Non-recurring (income)/expense (after-tax)	$(230)	190	(103)
Operating income	$2,745	12,181	9,735

PER SHARE DATA
Basic earnings per share	$0.28	0.96	1.05
Diluted earnings per share	$0.27	0.93	1.04
Operating diluted earnings per share	$0.25	0.94	1.03
Book value per share	$14.84	16.07	14.84
Tangible book value per share	$10.19	10.32	10.19
Cash dividend per share	$0.076	0.331	0.300

PERFORMANCE RATIOS
Return on average assets	0.95%	0.80%	0.91%
Return on average tangible assets	0.99%	0.84%	0.95%
Return on average equity	7.74%	6.06%	8.32%
Return on average tangible equity	12.06%	9.44%	12.90%
Net interest margin	4.19%	4.24%	4.14%
Other expense / Average assets	3.16%	2.99%	3.34%
Efficiency Ratio	66.78%	64.34%	69.46%
Other income/Total operating revenue	19.65%	16.28%	21.12%

MARKET DATA
Market value per share — Period end	$24.12	21.41	24.12
Market as a % of book	1.63	1.33	1.63
Cash dividend yield	1.26%	1.55%	1.24%
Common stock dividend payout ratio	28.15%	35.59%	28.85%
Period-end common shares outstanding (000)	11,772	12,784	11,772
Common stock market capitalization ($ Millions)	$283.95	273.71	283.95

CAPITAL & LIQUIDITY
Equity to assets	13.71%	12.93%	13.71%
Period-end tangible equity to tangible assets	9.84%	8.71%	9.84%
Total risk-based capital ratio	16.27%	13.89%	16.27%
Average loans to deposits	97.99%	100.74%	96.79%

ASSET QUALITY
Net charge-offs	$666	5,309	1,146
(Ann.) Net loan charge-offs/Average loans	0.285%	0.47%	0.14%
Non-performing loans	$10,059	6,562	10,059
OREOs	$620	3,431	620
90-day past dues	$328	17	328
NPAs + 90 day past due/Total assets	0.86%	0.63%	0.86%
Allowance for loan losses/ Total loans	1.16%	1.04%	1.16%
Allowance for loan losses/NPA’s + 90 days past due	100.49%	127.60%	100.49%

END OF PERIOD BALANCES
Total loans, net of unearned fees	$955,880	1,229,981	955,880
Total assets	$1,274,136	1,589,413	1,274,136
Deposits	$928,603	1,195,597	928,603
Stockholders’ equity	$174,715	205,459	174,715
Full-time equivalent employees	453	452	453

AVERAGE BALANCES
Loans	$928,935	1,131,883	807,340
Interest-earning assets	$1,111,717	1,343,345	973,246
Total assets	$1,246,184	1,496,792	1,082,701
Deposits	$947,975	1,123,577	834,100
Interest-bearing liabilities	$945,777	1,129,707	844,642
Stockholders’ equity	$152,932	198,004	118,271

The following table provides a detailed analysis of Non-GAAP measures.

Reconciliation Table	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
(Dollars in thousands)	2005	2005	2005	2005

Book value per share	$16.07	15.99	15.81	15.77
Effect of intangible assets per share	$(5.75)	(5.83)	(5.84)	(5.87)
Tangible book value per share	$10.32	10.16	9.97	9.90

Return on average assets	0.92%	1.00%	0.37%	0.91%
Effect of intangible assets	0.04%	0.05%	0.02%	0.04%
Return on average tangible assets	0.96%	1.05%	0.39%	0.95%

Return on average equity	7.16%	7.64%	2.76%	6.65%
Effect of intangible assets	4.04%	4.43%	1.61%	3.33%
Return on average tangible equity	11.20%	12.07%	4.37%	9.98%

Equity to assets	12.93%	12.62%	13.13%	13.56%
Effect of intangible assets	-4.22%	-4.22%	-4.43%	-4.59%
Period-end tangible equity to tangible assets	8.71%	8.40%	8.70%	8.97%

	4th Qtr	YTD	YTD
	2004	2005	2004

Book value per share	$14.84	16.07	14.84
Effect of intangible assets per share	$(4.65)	(5.75)	(4.65)
Tangible book value per share	$10.19	10.32	10.19

Return on average assets	0.95%	0.80%	0.91%
Effect of intangible assets	0.04%	0.04%	0.04%
Return on average tangible assets	0.99%	0.84%	0.95%

Return on average equity	7.74%	6.06%	8.32%
Effect of intangible assets	4.32%	3.38%	4.58%
Return on average tangible equity	12.06%	9.44%	12.90%

Equity to assets	13.71%	12.93%	13.71%
Effect of intangible assets	-3.88%	-4.22%	-3.87%
Period-end tangible equity to tangible assets	9.84%	8.71%	9.84%

GB&T Bancshares, Inc. and Subsidiaries

Consolidated Statements of Condition

Assets (in thousands):	12/31/2005	12/31/2004
	(Unaudited)	(Audited)

Cash and due from banks	$30,748	$20,723
Interest-bearing deposits in banks	728	700
Federal funds sold	568	93
Securities available-for-sale	188,127	190,636
Restricted equity securities, at cost	9,277	7,226

Loans, net of unearned income	1,229,981	955,880
Less allowance for loan losses	12,773	11,061
Loans, net	1,217,208	944,819

Premises and equipment, net	37,014	31,548
Goodwill	67,912	49,127
Intangible assets	5,586	5,618
Other assets	32,245	23,646
Total assets	$1,589,413	$1,274,136

Liabilities and Stockholders’ Equity (in thousands):
Deposits:
Non interest-bearing	$157,058	$125,704
Interest-bearing demand & savings	414,542	367,078
Time deposits	623,997	435,821
Total deposits	1,195,597	928,603
Federal funds purchased and securities sold under repurchase agreements	45,510	47,582
Federal Home Loan Bank advances	97,298	80,992
Other borrowings	968	934
Other liabilities	14,683	11,412
Subordinated debt	29,898	29,898
Total liabilities	1,383,954	1,099,421

Stockholders’ equity:
Capital stock	164,623	139,207
Retained earnings	43,404	35,550
Accumulated other comprehensive income	(2,568)	(42)
Total stockholders’ equity	205,459	174,715
Total liabilities and stockholders’ equity	$1,589,413	$1,274,136

GB&T BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2005	2004	2005	2004

Interest income:
Loans, including fees	$23,725	$15,381	$82,541	$52,642
Taxable securities	1,927	1,431	7,287	4,706
Nontaxable securities	135	182	618	736
Federal funds sold	92	48	327	163
Interest-bearing deposits in banks	7	10	42	27
Total interest income	25,886	17,052	90,815	58,274

Interest expense:
Deposits	8,607	4,042	27,153	13,379
Federal funds purchased and securities sold under repurchase agreements	271	98	740	248
Federal Home Loan Bank advances	976	770	3,879	3,131
Other borrowings	564	426	2,064	1,194
Total interest expense	10,418	5,336	33,836	17,952

Net interest income	15,468	11,716	56,979	40,322

Provision for loan losses	977	465	5,916	1,406

Net interest income after provision for loan losses	14,491	11,251	51,063	38,916

Other income:
Service charges on deposit accounts	1,590	1,642	6,413	6,121
Mortgage origination fees	519	513	2,263	1,988
Insurance commissions	46	165	488	621
Gain on sale of securities	—	—	553	609
Other operating income	337	918	1,914	2,439
Total other income	2,492	3,238	11,631	11,778

Other expense:
Salaries and employee benefits	6,502	5,651	26,248	20,893
Occupancy and equipment expenses, net	1,686	1,381	6,334	5,099
Other operating expenses	3,218	2,869	12,243	10,188
Total other expense	11,406	9,901	44,825	36,180

Income before income taxes	5,577	4,588	17,869	14,514

Income tax expense	1,888	1,613	5,878	4,676

Net income	$3,689	$2,975	$11,991	$9,838

Earnings per share:
Basic	$0.29	$0.28	$0.96	$1.05
Diluted	$0.28	$0.27	$0.93	$1.04

Weighted average shares
Basic	12,764	10,784	12,562	9,340
Diluted	13,103	11,004	12,938	9,472

Cash dividends per common share	$0.085	$0.076	$0.331	$0.300

GB&T Bancshares, Inc.

Yield Analysis — December 31, 2005

(Dollars in thousands)

	For the Twelve Months Ended
	December 31, 2005
	Average		Yields
	balances	Interest	/Rates

Assets
Interest earning assets:
Taxable securities	$194,093	$7,287	3.75%
Nontaxable securities	14,023	618	4.41%
Federal funds sold	9,842	327	3.32%
Interest bearing deposits in banks	1,077	42	3.90%
Loans, net of unearned income	1,124,310	82,541	7.34%
Total interest earning assets	$1,343,345	$90,815	6.76%

Noninterest earning assets:
Unrealized gains (losses) on securities	(2,175)
Allowance for loan losses	(12,499)
Nonaccrual loans	7,573
Cash and due from banks	24,996
Other assets	135,552
Total noninterest earning assets	153,447
Total assets	$1,496,792

Liabilities & Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand & savings	$407,551	8,337	2.05%
Time	560,786	18,816	3.36%
Borrowings	161,370	6,683	4.14%
Total interest bearing liabilities	1,129,707	33,836	3.00%

Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	155,241
Other liabilities	13,840
Stockholder’s equity	198,004

Total liabilities & stockholders’ equity	$1,496,792

Interest rate differential			3.76%

Net interest income		56,979

Net interest margin			4.24%

	For the Three Months Ended
	December 31, 2005
	Average		Yields
	balances	Interest	/Rates

Assets
Interest earning assets:
Taxable securities	$203,079	$1,927	3.76%
Nontaxable securities	12,099	135	4.43%
Federal funds sold	10,269	92	3.55%
Interest bearing deposits in banks	639	7	4.35%
Loans, net of unearned income	1,212,947	23,725	7.76%

Total interest earning assets	$1,439,033	$25,886	7.14%

Noninterest earning assets:
Unrealized gains (losses) on securities	(3,414)
Allowance for loan losses	(12,552)
Nonaccrual loans	5,949
Cash and due from banks	21,917
Other assets	142,081
Total noninterest earning assets	153,981
Total assets	$1,593,014

Liabilities & Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand & savings	$414,968	2,479	2.37%
Time	617,197	6,128	3.94%
Borrowings	162,923	1,811	4.41%

Total interest bearing liabilities	1,195,088	10,418	3.46%

Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	178,040
Other liabilities	15,405
Stockholder’s equity	204,481

Total liabilities & stockholders’ equity	$1,593,014

Interest rate differential			3.68%

Net interest income		15,468

Net interest margin			4.26%

CONTACT:  GB&T Bancshares, Inc.  Gregory L. Hamby, EVP and CFO

Phone: (678) 450-3369

ghamby@gbt.com W. Michael Banks, Senior Vice President

Phone: (678) 450-3480

mbanks@gbt.com